UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders.

On January 24, 2025, certain stockholders of Professional Diversity Network, Inc. (the “Company”) who collectively held approximated 52.13% of the total issued and outstanding voting power of the Company, approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a ratio of 1.5-to-1, 2-to-1, 3-to-1, 4-to-1, 5-to-1, 10-to-1, or 20-to-1, as determined necessary and desirable by management to achieve and maintain a minimum market trading price of at least $1.00 per share for the Common Stock, which may be implemented multiple times if necessary with any resulting fractional shares to be cashed out. The management later fixed the reverse stock split ratio at 10-to-1.

On March 7, 2025, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (the “Certificate of Amendment”), which effects the Reverse Stock Split at a ratio of 10-to-1, and such Certificate of Amendment will become effective as of 12:01 a.m. ET on March 13, 2025 (the “Effective Time”).

As a result of the Reverse Stock Split, every ten shares of Common Stock will be combined into one share of Common Stock and the total number of shares of Common Stock outstanding will be reduced from 19,322,748 shares to 1,933,274 shares. Stockholders who otherwise would be entitled to receive fractional shares because they held a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive cash in lieu of such fractional shares.

Trading of the Company’s Common Stock on The Nasdaq Capital Market on a split-adjusted basis is expected to begin on March 13, 2025. The Company’s new Common Stock will continue to be traded under the symbol IPDN. A new CUSIP number has been issued for the Company’s new Common Stock (74312Y400) to replace the old CUSIP number (74312Y301). The Company’s stockholders should not send their stock certificates to the Company. Stockholders will be notified by the Company’s transfer agent, Computershare Inc., regarding the process for exchanging existing stock certificates representing pre-split shares.

The above description of the Certificate of Amendment and the Reverse Stock Split is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

The description of the Certificate of Amendment and the Reverse Stock Split set forth in Item 3.03 of this Current Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.                         Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Professional Diversity Network, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: March 7, 2025	/s/ Xin (Adam) He
Xin (Adam) He Chief Executive Officer